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                                                                  CONFORMED COPY



                        SENIOR NOTE PURCHASE AGREEMENT


     SENIOR NOTE PURCHASE AGREEMENT dated as of September 21, 2000 between Mutual Group Ltd., a Delaware corporation (the "Company"), and MRM CAPITAL TRUST I, a statutory business trust organized under the laws of the State of Delaware (the "Trust").

     WHEREAS the Trust desires to purchase from the Company, and the Company desires to sell to the Trust, certain of the Company's securities;

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Purchase and Sale. (a) Upon the terms and subject to the conditions of this Agreement, the Company agrees to sell to the Trust, and the Trust agrees to purchase from the Company, $41,240,000 aggregate principal amount of the Company's Auction Rate Reset Senior Notes Series A (the "Senior Notes") issued pursuant to an Indenture dated as of September 21, 2000 among the Company, Mutual Risk Management Ltd., a company organized under the laws of Bermuda, as Guarantor (the "Guarantor"), and The Chase Manhattan Bank, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee"), as supplemented by the First Supplemental Indenture dated as of September 21, 2000 between the Company, the Guarantor, and the Indenture Trustee (such indenture, as so supplemented, is referred to herein as the "Indenture").

     (b) Upon the terms and subject to the conditions of this Agreement, the Company shall deliver the Senior Notes to the Property Trustee, on behalf of the Trust, on September 21, 2000 (the "Closing Date"). In consideration therefor, the Trust shall pay to the Company $41,240,000 on the Closing Date.

     Section 2. Representations and Warranties of the Company. The Company represents and warrants that the Senior Notes have been duly authorized and executed by the Company, and when duly authenticated and delivered to and paid for by the Trust, will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally, and subject to general principles of equity,
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regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                       2
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IN WITNESS WHEREOF, each of the parties hereto has caused this Senior Note
Purchase Agreement to be duly executed as of the date hereof.

                         MUTUAL GROUP LTD.


                         By: /s/ Elizabeth Price
                            ---------------------------
                            Title: Assistant Secretary


                         MRM CAPITAL TRUST I


                         By: /s/ Richard O'Brien
                            ---------------------------
                            Title: Administrative Trustee